
Aptorum Group Limited
(Cayman Islands)
100%
Aptorum Therapeutics Limited
(Cayman Islands)
100%
APTUS MANAGEMENT LIMITED
(Hong Kong)
93%
Aptorum Medical Limited
(Cayman Islands)
100%
Aptorum Group LLC
(Nevada)
100%
APM Therapeutics Limited
(Hong Kong)
100%
APM Health (Canada) Inc.
(Canada)
100%
Aptorum Innovations Holding Limited
(Cayman Islands)
100%
Aptorum Innovations Holding Pte. Ltd.
(Singapore)
100%
Aptorum Investment Holding Limited
(Cayman Islands)
100%
Aptus Therapeutics (Hong Kong) Limited
(Hong Kong)
100%
Aptorum International Limited
(United Kingdom)
100%
Aptorum Pharmaceutical Development Limited
(Cayman Islands)
100%
Smart Pharmaceutical Development Limited
(Cayman Islands)
90%
mTor (Hong Kong) Limited
(Hong Kong)
100%
Videns Incorporation Limited
(Cayman Islands)
100%
Videns Incorporation (Hong Kong) Limited
(Hong Kong)
100%
Nativus Life Sciences Limited
(Cayman Islands)
100%
Nativus Life Sciences (Hong Kong) Limited
(Hong Kong)
100%
Scipio Life Sciences Limited
(Cayman Islands)
100%
Scipio Life Sciences (Hong Kong) Limited
(Hong Kong)
100%
Claves Life Sciences Limited
(Cayman Islands)
100%
Claves Life Sciences (Hong Kong) Limited
(Hong Kong)
100%
Signate Life Sciences Limited
(Cayman Islands)
100%
Signate Life Sciences (Hong Kong) Limited
(Hong Kong)
80%
Acticule Life Sciences Limited
(Cayman Islands)
100%
Acticule Life Sciences (Hong Kong) Limited
(Hong Kong)
80%
Lanither Life Sciences Limited
(Cayman Islands)
100%
Lanither Life Sciences (Hong Kong) Limited
(Hong Kong)
100%
SMTPH Limited
(Seychelles)
100%
Smart Pharmaceutical Research Limited
(Samoa)
100%
Smart Pharmaceutical Development Pte. Ltd.
(Singapore)
99%
1%
Smart Pharmaceutical Limited Partnership
(Seychelles)